UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

On June 19, 2017, Mr. Yuen Ching Ho, chief financial officer and a director of Nova Lifestyle, Inc. (the “Company”), sold to Mr. Steven Liu 4,156,403 shares of the Company’s common stock in a private transaction (the “Share Purchase”) for an aggregate purchase price of $5,860,528 (the “Purchase Price”).  Mr. Liu paid the purchase price using personal funds.  Prior to the Share Purchase, Mr. Liu was the direct and indirect beneficial owner of 5,818,903 shares of the Company’s common stock in his personal capacity and as the sole shareholder of St. Joyal.  Following the Share Purchase, Mr. Liu is the beneficial owner, directly and indirectly, of 9,975,306 shares, or 37.0%, of the Company’s issued and outstanding common stock.  Prior to the Share Purchase, no shareholder or beneficial owner exercised control over the Company.  There is no arrangement known to the Company the operation of which may at a subsequent date result in a change of control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: June 22, 2017	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Chief Executive Officer